Exhibit 10.3

LOCK-UP AND SUPPORT AGREEMENT

THIS LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of [*], by and among Xdata Group, a Cayman Islands exempted company (the “Company” or “PubCo”), Alpha Star Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), and the persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement (“Business Combination Agreement”) entered into by and among (i) SPAC, (ii) OU XDATA GROUP, an Estonian company (“XDATA”), (iii) Roman Eloshvili, pursuant to which, among other things, (w) SPAC will form a wholly owned Cayman Islands subsidiary (i.e. PubCo) as soon as practicable after the date hereof, (y) PubCo, SPAC and XDATA will execute a joinder agreement whereby PubCo shall become bound to the Business Combination Agreement, (y) SPAC will be merged with and into PubCo (the “Merger”), with PubCo surviving the Merger, and (z) subsequent to the Merger, PubCo will exchange its shares for shares of the XDATA (the “Share Exchange”, together with the Merger, the “Transactions”), resulting in the XDATA being a wholly owned subsidiary of PubCo and in all Company Shareholders owning PubCo Ordinary Shares;

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the sole legal and beneficial owner of the number of shares of XDATA (“XDATA Shares”), both as set forth opposite such Company Shareholder’s name on Schedule A hereto and any other shares of XDATA acquired by such Company Shareholder after the date of this Agreement and during the term of this Agreement, including upon exercise of any options (such XDATA Shares, together with any PubCo Ordinary Shares to be received by such Company Shareholder in exchange for XDATA Shares in connection with and subject to the consummation of the Transactions, being collectively referred to herein as the “Subject Shares”);

WHEREAS, effective as of the Merger, PubCo will succeed to all the rights and obligations of SPAC, including SPAC’s rights and obligations under this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company and SPAC have requested that each of the Company Shareholders enter into this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I Definitions

1.1 Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“PubCo Ordinary Share” means the ordinary shares of PubCo.

“Locked-Up Shares” means, with respect to each Company Shareholder, any PubCo Ordinary Shares held by such Company Shareholder immediately after the Closing, any PubCo Ordinary Shares issuable upon the exercise of options or warrants to purchase PubCo Ordinary Shares held by such Company Shareholder immediately after the Closing (along with such options or warrants themselves), any PubCo Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for PubCo Ordinary Shares held by such Company Shareholder immediately after the Closing (along with such securities themselves).

“PubCo Per Share Trading Price” means, at any given time, the trading price per share of PubCo Ordinary Shares as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar.

“Trading Day” means any day on which PubCo Ordinary Shares are actually traded on the principal securities exchange or securities market on which PubCo Ordinary Shares are then traded.

“Transfer” means, with respect to any securities, any (a) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II Representations and Warranties of the Company Shareholders

Each Company Shareholder severally and not jointly hereby represents and warrants to the Company and SPAC during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Business Combination Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

2.1 Organization and Standing. Such Company Shareholder has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Company Shareholder is duly qualified or licensed and in good standing to do business (to the extent such concept is applicable in such Company Shareholder’s jurisdiction of formation) in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Such Company Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on the part of such Company Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of such Company Shareholder, enforceable against such party in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company Shareholder will not (a) conflict with or violate any provision of the Organizational Documents of such Company Shareholder, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to such Company Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company Shareholder under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Company Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

2.5 Subject Shares. Such Company Shareholder is the sole legal and beneficial owner of the Subject Shares, and all such Subject Shares are owned by such Company Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of the Company, the Business Combination Agreement or applicable federal or state securities laws. Such Company Shareholder does not legally or beneficially own any shares of the Company other than the Subject Shares. Such Company Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, the Organizational Documents of the Company or the Business Combination Agreement.

2.6 Business Combination Agreement. Such Company Shareholder understands and acknowledges that the Company and SPAC are entering into the Business Combination Agreement in reliance upon the Company Shareholders’ execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

ARTICLE III Representations and Warranties of SPAC

SPAC hereby represents and warrants to each Company Shareholder and the Company during the Exclusivity Period as follows:

3.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of Organizational Documents of SPAC, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of SPAC, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

ARTICLE IV Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and SPAC during the Exclusivity Period as follows:

4.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, permit, Governmental Order or consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement.

ARTICLE V Agreement Regarding Voting; Certain Other Covenants of the Company Shareholders

Each Company Shareholder covenants and agrees during the Exclusivity Period:

5.1 Agreement Regarding Voting.

(a) Against Other Transactions. At any meeting of shareholders of XDATA, or at any adjournment thereof, or in connection with any written consent of the shareholders of XDATA or in any other circumstances upon which such Company Shareholder’s vote, consent or other approval is sought, such Company Shareholder shall (i) attend any such meeting of shareholders (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purposes of determining whether a quorum is present and (ii) vote (or cause to be voted) the Subject Shares (including by written consent, if applicable) against (w) other than in connection with the Transactions, any business combination agreement or merger (other than the Business Combination Agreement and the Transactions), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by XDATA, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of XDATA or such material Subsidiaries, (x) any Alternative Transaction Proposal and (y) other than any amendment to Organizational Documents of XDATA in furtherance of Section 2.01 of the Business Combination Agreement, any amendment of Organizational Documents of XDATA or other proposal or transaction involving XDATA or any of its Subsidiaries and (z) any proposal or effort to revoke (in whole or in part) any approval set forth in any written consent made by such shareholders of XDATA, which, in each of cases (w) and (y) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by XDATA of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Agreements, the Transactions or any other Transaction or change in any manner the voting rights of any class of XDATA’s share capital.

(b) Revoke Other Proxies. Such Company Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked.

(c) Irrevocable Proxy and Power of Attorney. Such Company Shareholder hereby unconditionally and irrevocably grants to, and appoints, SPAC and any individual designated in writing by SPAC, and each of them individually, as such Company Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Company Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares in a manner consistent with Section 5.1(a). Such Company Shareholder understands and acknowledges that SPAC is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 5.1(c) are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of such Company Shareholder under this Agreement. Such Company Shareholder hereby further affirms that the irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Company Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY ARE EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS (REVISED). The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Section 5.1.

5.2 No Transfer. During the Exclusivity Period, other than (w) upon the consent of both the Company and SPAC, (x) permitted by this Agreement, or (y) to an Affiliate of such Company Shareholder (provided that, in each case of the foregoing clauses (x) and (y), such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement, and shall have the same rights and benefits under this Agreement, to the same extent as such transferring Company Shareholder), such Company Shareholder shall not, directly or indirectly, (i) Transfer any Subject Shares, other than pursuant to the Transactions, (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Business Combination Agreement, Transaction Agreements or the voting and other arrangements under the Organizational Documents of the Company, (iii) take any action that would reasonably be expected to make any representation or warranty of such Company Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Company Shareholder agrees with, and covenants to, the Company and SPAC that such Company Shareholder shall not request that the Company and/or XDATA register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

5.3 Waiver of Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Law and any other similar statute in connection with the Transactions and the Business Combination Agreement.

5.4 New Shares. In the event that prior to the Closing (i) any XDATA Shares or other securities are issued or otherwise distributed to a Company Shareholder pursuant to any stock dividend or distribution, or any change in any of the XDATA Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) a Company Shareholder acquires legal or beneficial ownership of any XDATA Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) a Company Shareholder acquires the right to vote or share in the voting of any XDATA Share after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

5.5 Exclusivity; Confidentiality. Each Company Shareholder shall be bound by and comply with Sections 8.03(a) (Exclusivity) and 8.05(b) (Confidentiality; Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if (a) such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 8.03(a) of the Business Combination Agreement (other than Section 8.03(a)(i) or for purposes of the definition of Alternative Transaction Proposal) and “Affiliates” contained in Section 8.05(b) of the Business Combination Agreement also referred to such Company Shareholder.

5.6 Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Transactions or any other transactions contemplated by the Business Combination Agreement or this Agreement, such Company Shareholder’s identity and ownership of such Company Shareholder’s Subject Shares, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and such Company Shareholder acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Such Company Shareholder agrees to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Company Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

5.7 Restricted Activities. Each Company Shareholder shall not revoke (in whole or in part), or seek to revoke (in whole or in part), or adopt any resolution, consent or vote that would have the effect of revoking (in whole or in part), any approval set forth in any written consent made by such Company Shareholder without the prior written consent of SPAC. Such Company Shareholder shall not adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization without the prior written consent of the Company and SPAC.

5.8 Additional Matters. Each Company Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Cayman Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Transactions or any other Transaction.

5.9 Waiver of Certain Company Shareholders’ Rights. Each Company Shareholder hereby irrevocably waives and agrees not to exercise any rights he, she or it may have under the Amended and Restated Memorandum and Articles of Association of the Company to be adopted by a special resolution of shareholders of the Company in connection with the Transactions and other transactions contemplated by the Business Combination Agreement and the other Transaction Agreements.

ARTICLE VI Other Agreements

6.1 Lock-Up Provisions.

(a) Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), each Company Shareholder agrees not to Transfer any Locked-Up Shares held by such Company Shareholder. The foregoing limitations shall remain in full force and effect (i) with respect to 50% of the Locked-Up Shares held by such Company Shareholder until the earlier of (A) six (6) months from and after the Closing Date or (B) the date on which the closing PubCo Per Share Trading Price equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 Trading Days within any thirty (30)-Trading Day period commencing after the Closing Date, (ii) with respect to the remaining 50% of the Locked-Up Shares (rounded up to the nearest whole share) held by such Company Shareholder until six (6) months from and after the Closing Date, or earlier in either case, if subsequent to the Company’s initial Business Combination the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (such periods set forth in the foregoing clauses (i) and (ii), as applicable, the “Lock-Up Period”), with the percentages set forth in this sentence applying to the aggregate holdings of Locked-Up Shares held by all entities constituting such Company Shareholder (to the extent two (2) or more entities constitute such Company Shareholder), and calculated on an aggregated basis. For the avoidance of doubt, the Locked-Up Shares shall be measured on an as-exercised or as-converted basis, as applicable.

(b) The restrictions set forth in Section 6.1(a) (the “Lock-Up Restrictions”) shall not apply to:

(i) Transfers to the Company’s officers or directors, any affiliates (as defined below) or family members of any of the Company’s officers or directors, any members of such Company Shareholder, or any affiliates of such Company Shareholder;

(ii) in the case of an individual, transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, transfers pursuant to a qualified domestic relations order;

(v) transfers by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased;

(vi) transfers in the event of the Company’s liquidation prior to the completion of an initial Business Combination;

(vii) transfers by virtue of the laws of the Cayman Islands or such Company Shareholder’s Organizational Documents upon dissolution of such Company Shareholder;

(viii) in the event of the Company’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; and

(ix) transfers in connection with the Company’s initial Business Combination with the Company’s consent to any third party; provided, however, that in the case of clauses (i) through (v), (viii) and (ix), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c) For the avoidance of doubt, each Company Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares.

(d) In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e) The Company shall remove, and shall cause to be removed (including by causing its transfer agent and The Depository Trust Company (as applicable) to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such formerly Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted PubCo Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 6.1(e) and entitled to enforce specifically the obligations of the Company set forth in this Section 6.1(e) directly against the Company.

ARTICLE VII General Provisions

7.1 Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Business Combination Agreement pursuant to its terms and (y) the date on which none of the Company, SPAC or any holder of a Locked-Up Share has any rights or obligations hereunder; provided that, in the event that the Business Combination Agreement is not terminated pursuant to its terms prior to the Closing, Article II, Article III, Article IV and Article V (other than Section 5.3, Section 5.5, Section 5.6 (solely with respect to 8.05(b) (Confidentiality; Publicity) of the Business Combination Agreement) and Section 5.8 which shall survive indefinitely) shall terminate upon the Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VII shall survive indefinitely.

7.2 Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

7.3 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and SPAC in accordance with Section 11.02 of the Business Combination Agreement and to each Company Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7.5 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a transfer of any Subject Shares or Locked-Up Shares (as applicable) in accordance with the terms of this Agreement, transferee to whom such Subject Shares or Locked-Up Shares (as applicable) are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 7.5 shall be null and void, ab initio. For the avoidance of doubt, no transfer of PubCo Ordinary Shares, Locked-Up Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

7.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre under the Arbitration Rules of the Singapore International Arbitration Centre in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Singapore. There shall be three arbitrators. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Singapore law. For the avoidance of doubt, a request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 7.6.

7.7 Enforcement. Each of the parties hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by it, money damages will be inadequate and the other party will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. Accordingly, the non-breaching party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which the non-breaching party may be entitled under this Agreement, at law or in equity.

7.8 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date first set forth above.

XDATA GROUP

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date first set forth above.

Alpha Star Acquisition Corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date first set forth above.

Company Shareholder:

Roman Eloshvili

By:

Schedule A

1. Roman Eloshvili